EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended August 31, 2012

Current Month                  Rolling Performance*                                         Rolling Risk Metrics* (Sep 2007 – Aug 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.0%	-1.3%	1.8%	-5.0%	-2.9%	2.9%	2.8%	2.9%	12.1%	-18.7%	0.3	0.4
B**	0.0%	-1.4%	1.3%	-5.6%	-3.5%	2.2%	N/A	2.2%	12.1%	-20.4%	0.2	0.3
Legacy 1***	0.1%	-1.1%	3.3%	-2.9%	-1.0%	N/A	N/A	-1.7%	11.1%	-14.8%	-0.1	-0.2
Legacy 2***	0.1%	-1.1%	3.1%	-3.3%	-1.4%	N/A	N/A	-2.1%	11.1%	-15.2%	-0.1	-0.3
Global 1***	0.1%	-1.2%	3.8%	-2.1%	-2.6%	N/A	N/A	-2.8%	10.5%	-14.6%	-0.2	-0.4
Global 2***	0.1%	-1.2%	3.6%	-2.4%	-3.0%	N/A	N/A	-3.1%	10.5%	-15.4%	-0.3	-0.4
Global 3***	0.0%	-1.3%	2.4%	-4.0%	-4.7%	N/A	N/A	-4.9%	10.5%	-19.7%	-0.4	-0.6

S&P 500 Total Return Index****	-0.3%	2.3%	13.5%	18.0%	13.6%	1.3%	6.5%	1.3%	19.2%	-50.9%	0.2	0.1
Barclays Capital U.S. Long Gov Index****	1.8%	-1.0%	6.5%	18.7%	13.4%	11.4%	8.4%	11.4%	13.2%	-12.3%	0.9	1.6
*          Performance metrics are calculated using month-to-date performance estimates.  All performance data is subject to verification.
**        Units began trading in August 2003.
***      Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	34%					33%
Energy	12%	Long	Brent Crude Oil	3.1%	Long	11%	Long	Brent Crude Oil	3.1%	Long
			Gasoline Blendstock	3.0%	Long			Gasoline Blendstock	2.8%	Long
Grains/Foods	15%	Long	Soybeans	3.3%	Long	15%	Long	Soybeans	3.2%	Long
			Corn	2.8%	Long			Corn	2.8%	Long
Metals	7%	Short	Aluminum	2.1%	Short	7%	Short	Aluminum	2.0%	Short
			Gold	1.7%	Long			Gold	1.8%	Long
FINANCIALS	66%					67%
Currencies	22%	Short $	British Pound	1.9%	Long	22%	Short $	British Pound	1.9%	Long
			Australian Dollar	1.7%	Long			Australian Dollar	1.7%	Long
Equities	27%	Long	S&P 500	7.1%	Long	28%	Long	S&P 500	7.2%	Long
			Dax Index	3.2%	Long			Dax Index	3.3%	Long
Fixed Income	17%	Long	U.S. 5-Year Treasury Notes	2.9%	Long	17%	Long	U.S. 5-Year Treasury Notes	3.0%	Long
			U.S. 10-Year Treasury Notes	2.8%	Long			U.S. 10-Year Treasury Notes	2.9%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets finished in excess of 3% higher due to supply concerns stemming from the landfall of Hurricane Isaac.  Gains in natural gas markets would have been higher had it not been for the bearish effect of elevated inventory data reported by the U.S. Energy Information Administration.  Crude oil markets saw modest declines following reports several European nations were considering tapping emergency oil reserves in response to elevated prices.

Grains/Foods
Soybean prices rose to a record-high as speculators believed recent droughts have had a worse-than-expected impact on crops.  Corn and wheat markets finished nearly flat as the bearish effect of liquidations by investors attempting to lock-in profits from recent uptrends was offset by the increase in investor risk appetite near week-end.  Cocoa markets surged to 9-month highs as civil unrest and dry weather in the Ivory Coast supported prices.

Metals
Copper markets fell as investors believed the lack of a commitment to defined action by the Federal Reserve during last week’s meeting in Jackson Hole would prolong reduced industrial demand.  Gold markets rallied as investors increased dollar-hedging positions due to dollar weakness.

Currencies
The Japanese yen rallied as reports showing a decline in Japanese industrial production boosted safe-haven demand in the region.  Higher-yielding currencies, including the Australian and New Zealand dollars, declined due to the shift towards risk aversion.

Equities
Global equity markets were under pressure last week as investors liquidated risk assets due to uncertainty ahead of the Federal Reserve’s meeting in Jackson Hole.  Reports showing sharp declines in European investor sentiment added to declines in global share prices.  In Asia, the Japanese Nikkei 225 fell to recent lows due to reports showing declines in retail sales data.

Fixed Income
U.S. Treasuries markets rallied as investors anticipated increased bond-buying activity by the U.S. Federal Reserve.  Bunds also moved higher, overcoming early-week losses, because of speculation the European Central Bank will also be increasing its bond buying activity.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.